Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-212406) of Hutchison China MediTech Limited of our report dated March 13, 2017 relating to the consolidated financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers
Hong Kong
March 13, 2017